Exhibit (17)(i)


                               FORM OF PROXY CARD

                     EVERY SHAREHOLDER'S VOTE IS IMPORTANT!

                        PLEASE SIGN, DATE AND RETURN YOUR
                                   PROXY TODAY

HARTFORD INTERNATIONAL STOCK HLS FUND C/O PROXY TABULATOR
P.O. BOX 9112
FARMINGDALE, NY 11735



VOTING BY TELEPHONE. Call toll-free 1-888-221-0697 and follow the recorded instructions.

VOTING BY  INTERNET.  Log on to  www.proxyweb.com   and  follow   the  on-screen
instructions.

VOTING BY MAIL. Complete and return your proxy card in the addressed envelope.

If you vote by telephone or internet, you do not need to mail your proxy.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HARTFORD HLS
    SERIES FUND II, INC. ON BEHALF OF HARTFORD INTERNATIONAL STOCK HLS FUND

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD SEPTEMBER 25, 2007

The undersigned appoints Tamara Fagely, Edward Macdonald and Michael Phillips or each of them separately with power to act without the other and with the right of substitution in each, the proxies of the undersigned (the "Proxies"), to vote, as designated herein, all shares of Hartford International Stock HLS Fund held by the undersigned on July 23, 2007, at a Special Meeting of Shareholders (the "Meeting"), to be held at the offices of HL Investment Advisors, LLC, 200 Hopmeadow Street, Simsbury, Connecticut, on September 25, 2007 at 2:00 p.m. Eastern Time and at any adjournments or postponements thereof, upon the matters on the reverse as set forth in the Notice of Special Meeting of Shareholders and Proxy Statement, with all powers the undersigned would possess if present in person.

By executing this proxy, the undersigned revokes all previous proxies with respect to the Meeting and acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement. This proxy may be revoked at any time before it is exercised by giving written notice of revocation to the Secretary of the Fund or by executing a superseding proxy.

                                     Date


                                     Signature(s) (PLEASE SIGN IN BOX)

                                     Please sign exactly as name appears to the left. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If signing for a corporation, please sign in full corporate name by authorized person. If signing for a partnership, please sign in partnership name by authorized person.

THIS PROXY WILL BE VOTED AS INSTRUCTED ON THE MATTER SET FORTH BELOW. IT IS UNDERSTOOD THAT IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" SUCH MATTER.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS OF THE MEETING. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS, SIMPLY SIGN AND DATE THIS PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED.

PLEASE FILL IN BOX(ES) AS SHOWN USING BLACK OR BLUE INK OR NUMBER 2 PENCIL. |X| PLEASE DO NOT USE FINE POINT PENS.


   |_|        |_|        |_|        PROPOSAL TO APPROVE A PLAN OF REORGANIZATION
   FOR      AGAINST    ABSTAIN      PROVIDING FOR THE ACQUISITION OF ALL OF THE
                                    ASSETS AND LIABILITIES OF HARTFORD
                                    INTERNATIONAL STOCK HLS FUND (THE "ACQUIRED
                                    FUND") BY HARTFORD INTERNATIONAL
                                    OPPORTUNITIES HLS FUND (THE "ACQUIRING
                                    FUND") SOLELY IN EXCHANGE FOR SHARES OF THE
                                    ACQUIRING FUND, FOLLOWED BY THE COMPLETE
                                    LIQUIDATION OF THE ACQUIRED FUND.

     PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED
                              ENVELOPE. THANK YOU!